AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT

This Amendment No.1 (the "Amendment") dated December 31, 2013, to that certain Employment Agreement (the "Agreement"), dated February 15, 2013, between Staffing 360 Solutions, Inc. (the “Company”) and Alfonso J. Cervantes (“Cervantes”).

By mutual agreement of the parties, the Company and Cervantes hereby agree to amend the Agreement, effective on the date hereof, as follows:

1.           Section 1(a) of Engagement and Responsibilities is amended in its entirety as follows:

“(a)         Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby employs Cervantes as President of the Company and to serve as a Vice Chairman of the Board of Directors. Cervantes hereby accepts such employment. Cervantes shall have such title or titles as the Board may from time to time determine.”

2.           Section 2, Definitions, “Term” is hereby amended in its entirety as follows:

“”Term” shall mean the period commencing on the Effective Date and ending at the close of business on December 31, 2016.”

3.           Section 3(a) Salary of the Agreement is amended in its entirety as follows:

“(a)        Salary. The Compensation will commence at an annualized salary of $250,000 beginning upon the closing date of the proposed acquisition of Initio International Holdings Limited (the “Initio Acquisition”). The base salary shall be payable twice monthly on the same basis as other executives of the Company. Cervantes’ base salary shall be increased by the increase in the Consumer Price Index as released by the United States Bureau of Labor Statistics.”

4.          The Agreement is hereby amended to include a new Section 3(f) Performance Bonus as follows:

“(f) Performance Bonus. Cervantes shall be entitled to certain performance based compensation in the event that the Company achieves certain milestones as follows:

(i)	In the event the Company closes the Initio Acquisition, then Cervantes shall be entitled to a one-time issuance of non-qualified stock options to purchase up to 500,000 shares of the Company’s common stock, with an exercise price of $2.00 per share, exercisable for a period of five (5) years;

(ii)

In the event the Company closes one or more acquisitions of a target company (which shall exclude the Initio Acquisition) whereby such acquisition or acquisitions, as the case may be, is valued at an aggregate of $10 million or more, then Cervantes shall also be entitled to a one-time issuance of non-qualified stock options to purchase up to 200,000 shares of the Company’s common stock, with an exercise price of $2.00 per share for a period of five (5) years;

(iii)	In the event the Company closes the proposed acquisition of Initio International Holdings Limited, then Cervantes shall be entitled to a one-time cash bonus of $100,000;

(iv)

In addition, in the event the Company’s revenue based on the Company’s filing of its Quarterly Report on Form 10-Q or Annual Report on Form 10-K during the term of this Agreement for the four quarters proceeding such filing is in excess of $150 million, then Cervantes shall be entitled to a one-time cash bonus of $250,000 within 30 days of such filing;

(v)

In addition, in the event the Company’s revenue based on the Company’s filing of its Quarterly Report on Form 10-Q or Annual Report on Form 10-K during the term of this Agreement for the four quarters proceeding such filing is in excess of $200 million, then Cervantes shall be entitled to a one-time cash bonus of $250,000 within 30 days of such filing; and

(vi)	In addition, in the event the Company’s annualized revenue based on the Company’s filing of its Quarterly Report on Form 10-Q or Annual Report on Form 10-K during the term of this Agreement for the four quarters proceeding such filing is in excess of $250 million, then Cervantes shall be entitled to a one-time cash bonus of $250,000 within 30 days of such filing.

5.         The Agreement is hereby amended to include a new Section 4(f) of the Term of Employment as follows:

“(f)         December 31, 2016.”

6.  No Other Amendments; Governing Law; Counterparts. Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. This Amendment may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the sate first set forth above.

THE COMPANY:
Staffing 360 Solutions, Inc.

By:
Name:
Title

EMPLOYEE:

Alfonso J. Cervantes